                                                                    EXHIBIT 10.3


                        FPR HOLDINGS LIMITED PARTNERSHIP
                                    (Trustor)


                                       to

                              Richard W. Klein, Jr.
                                    (Trustee)


                                       and



                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                                  (Beneficiary)

                       DEED OF TRUST, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT


                         Dated: As of December 23, 1997


                               PROPERTY LOCATION:


                              6600 Business Parkway
                               Elkridge, Maryland


               DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                      ATTENTION: LAWRENCE A. CERIELLO, ESQ.





/s/ C. INGRAM                                                            (STAMP)
---------------------

                                TABLE OF CONTENTS

GRANTING CLAUSE ONE ...............................................................       1
GRANTING CLAUSE TWO ...............................................................       2
GRANTING CLAUSE THREE .............................................................       2
GRANTING CLAUSE FOUR ..............................................................       2
GRANTING CLAUSE FIVE ..............................................................       3
GRANTING CLAUSE SIX ...............................................................       3
GRANTING CLAUSE SEVEN .............................................................       3
GRANTING CLAUSE EIGHT .............................................................       3
PART I ............................................................................       4
   1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements ...       4
   2. Warranty of Title ...........................................................       4
   3. Insurance ...................................................................       4
   4. Casualty ....................................................................       7
   5. Payment of Taxes, Etc .......................................................       8
   6. Tax and Insurance Impound Fund; Replacement Escrow Fund .....................       9
   7. Condemnation ................................................................      11
   8. Leases and Rents ............................................................      13
   9. Maintenance and Use of Trust Property .......................................      15
   10. Transfer or Encumbrance of the Trust Property ..............................      15
   11. Representations and Covenants Concerning Loan ..............................      17
   12. Single Purpose Entity/Separateness .........................................      25
   13. Estoppel Certificates and No Default Affidavits ............................      27
   14. Controlling Agreement ......................................................      27
   15. Changes in Laws Regarding Taxation .........................................      28
   16. No Credits on Account of the Debt ..........................................      28
   17. Documentary Stamps .........................................................      29
   18. Books and Records ..........................................................      29
   19. Performance of Other Agreements ............................................      31
   20. Further Acts, Etc. .........................................................      31
   21. Recording of Deed of Trust, Etc. ...........................................      31
   22. Reporting Requirements .....................................................      32
   23. Events of Default ..........................................................      32
   24. Late Payment Charge ........................................................      33
   25. Right To Cure Defaults .....................................................      34
   26. Additional Remedies ........................................................      34
   27. Right of Entry .............................................................      37
   28. Security Agreement .........................................................      38
   29. Actions and Proceedings ....................................................      39
   30. Waiver of Setoff and Counterclaim ..........................................      39
   31. Contest of Certain Claims ..................................................      39
   32. Recovery of Sums Required to be Paid .......................................      40
   33. Marshalling and Other Matters ..............................................      40

   34. Hazardous Substances .......................................................      40
   35  Asbestos....................................................................      41
   36. Environmental Monitoring....................................................      42
   37. Handicapped Access .........................................................      43
   38. Indemnification ............................................................      43
   39. Notices ....................................................................      44
   40. Authority ..................................................................      44
   41. Waiver of Notice ...........................................................      45
   42. Remedies of Trustor ........................................................      45
   43. Sole Discretion of Beneficiary .............................................      45
   44. Non-Waiver .................................................................      45
   45. No Oral Change .............................................................      46
   46. Liability ..................................................................      46
   47. Inapplicable Provisions ....................................................      46
   48. Headings, Etc. .............................................................      46
   49. Duplicate Originals ........................................................      46
   50. Definitions ................................................................      46
   51. Homestead ..................................................................      47
   52. Assignments ................................................................      47
   53. Waiver of Jury Trial .......................................................      47
   54. Trustee's Fees; Substitute Trustee .........................................      47
   55. Power of Sale ..............................................................      48
   56. Recourse Provisions ........................................................      49
   57. Defeasance .................................................................      51
   58. Cash Management Agreement ..................................................      53
   59. Miscellaneous ..............................................................      54
   60. Management of the Trust Property ...........................................      56
   61. Sale of Notes and Securitization ...........................................      56
   62. Servicer ...................................................................      57
PART II ...........................................................................      58
   63. Principles of Construction .................................................      58
   64. Maryland ...................................................................      58
   65. Cross-Default; Cross-Collateralization; Waiver of Marshaling of Assets .....      60
STATE SPECIFIC PROVISIONS .........................................................      61
LEGAL DESCRIPTION .................................................................       1

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "DEED OF TRUST"), made as of December 23, 1997, by FPR HOLDINGS LIMITED PARTNERSHIP, a Delaware limited Partnership, having its principal place of business at c/o Donatelli & Klein, Inc., 7200 Wisconsin Avenue, Suite 310, Bethesda, MD 20814 ("TRUSTOR"), to Richard W. Klein, Jr., the trustee hereunder, having an address at 1150 18th Street, N.W., Suite 575, Washington, D.C. 20036 ("TRUSTEE"), for the benefit of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("BENEFICIARY"), having its principal office at 11 Madison Avenue, New York, New York 10010.


                                   WITNESSETH:

         To secure the payment of an indebtedness in the original principal sum of Six Million Two Hundred Thirty-One Thousand Eight Hundred Seventy-Five and no/100 Dollars ($6,231,875), lawful money of the United States of America, to be paid with interest according to a certain deed of trust note of even date herewith made by Trustor to Beneficiary (the deed of trust note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "NOTE", and the loan evidenced by the Note hereinafter being referred to as the "LOAN") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder under the Note and the other Loan Documents being hereinafter collectively referred to as the "DEBT"), Trustor has deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee (in trust), the real property described in Exhibit A attached hereto (the "PREMISES") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the IMPROVEMENTS");

         TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements and such property, rights, interests and estates hereinafter described are collectively referred to herein as the "TRUST PROPERTY"):

                               GRANTING CLAUSE ONE

         All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue.

opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property possessions claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                               GRANTING CLAUSE TWO

All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "EQUIPMENT"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any "security interests" as defined in the UNIFORM COMMERCIAL CODE, as adopted and enacted by the State or States where any of the Trust Property is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Deed of Trust;

                              GRANTING CLAUSE THREE

         Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

                              GRANTING CLAUSE FOUR

         All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "LEASES") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                              GRANTING CLAUSE FIVE

         All proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

                               GRANTING CLAUSE SIX

         The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

                              GRANTING CLAUSE SEVEN

         All accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "INTANGIBLES"); and

                              GRANTING CLAUSE EIGHT

         All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

         TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Trustee and its successors and assigns, for the benefit of Beneficiary, forever;

         IN TRUST, WITH POWER OF SALE, to secure the payment to Beneficiary of the Debt at the time and in the manner provided for its payment in the Note and in this Deed of Trust;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Note and this Deed of Trust and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

         AND Trustor represents and warrants to and covenants and agrees with Beneficiary and Trustee as follows:


                                     PART I

                               GENERAL PROVISIONS

         1. PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENT. Trustor shall pay the Debt at the time and in the manner provided in the Note and in this Deed of Trust. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including the Note and this Deed of Trust now or hereafter executed by Trustor and/or others and by or in favor of Beneficiary, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Deed of Trust (the "LOAN DOCUMENTS") are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

         2. WARRANTY OF TITLE. Trustor warrants that Trustor has good, marketable and insurable title to the Trust Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Trustor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Deed of Trust (the "PERMITTED EXCEPTIONS") and that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Trust Property, subject only to said exceptions. Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

         3. INSURANCE.

                  (a) Trustor, at its sole cost and expense, for the mutual benefit of Trustor and Beneficiary, shall obtain and maintain during the entire term of this Deed of Trust (the "TERM") policies of insurance against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and (iii) such amount that the insurer would not deem Trustor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "REPLACEMENT COST ENDORSEMENT" with a waiver of depreciation, and shall have a deductible no greater than $25,000.00 unless so agreed by Beneficiary.

                  (b) Trustor, at its sole cost and expense, for the mutual benefit of Trustor and Beneficiary, shall also obtain and maintain during the Term the following policies of insurance:

                      (i) Flood insurance if any part of the Trust Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Loan or the maximum limit of coverage available with respect to the Improvements and Equipment under said Program, whichever is less.

                      (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $2,000,000 and $5,000,000 in the aggregate for any policy year. In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Trustor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Trust Property.

                      (iii) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues for twelve
(12) months from the operations of the Trust Property or (B) the projected operating expenses (including debt service) for twelve (12) months for the maintenance and operation of the Trust Property. The amount of such insurance shall be increased from time to time during the Term as and when new Leases and renewal Leases are entered into and the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases

                      (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), to the extent that such items now or hereafter exist upon the Trust Property, in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

                      (v) If the Trust Property includes commercial property, worker's compensation insurance with respect to any employees of Trustor, as required by any governmental authority or legal requirement.

                      (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Trust Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Beneficiary may request, in form and substance acceptable to Beneficiary.

                      (vii) Ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction.

                      (viii) Such other insurance as may from time to time be reasonably required by Beneficiary in order to protect its interests.

                  (c) All policies of insurance (the "POLICIES") required pursuant to this paragraph: (i) shall be issued by companies approved by Beneficiary and licensed to do business in the state where the Trust Property is located, with a claims paying ability rating of "AA" or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.; (ii) shall name Beneficiary and its successors and/or assigns as their interest may appear as the beneficiary/mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a lender's loss payable endorsement or their equivalents, naming Beneficiary as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Beneficiary; (v) shall be maintained throughout the Term without cost to Beneficiary; (vi) shall be assigned and the originals delivered to Beneficiary;
(vii) shall contain such provisions as Beneficiary deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Trustor, Beneficiary nor any other party shall be a co-insurer under said Policies and that Beneficiary shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Beneficiary and shall be approved by Beneficiary as to amounts, form, risk coverage, deductibles, loss payees and insureds. Trustor shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Beneficiary evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Beneficiary (provided, however, that Trustor is not required to furnish such evidence of payment to Beneficiary in the event that such Insurance Premiums have been paid by Beneficiary pursuant to Paragraph 5 hereof). If Trustor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Beneficiary may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Trustor agrees to reimburse Beneficiary for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Beneficiary, Trustor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Beneficiary, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

         4. CASUALTY.

                  (a) If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "INSURED CASUALTY"), Trustor shall give prompt notice, thereof to Beneficiary. Following the occurrence of an Insured Casualty, Trustor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Trustor to Beneficiary upon demand.

                  (b) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                      (i) In the event of an Insured Casualty that does not exceed the lesser of (a) $250,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, Trustor may settle and adjust any claim without the consent of Beneficiary and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Trustor is hereby authorized to collect and receipt for any such insurance proceeds.

                      (ii) In the event an Insured Casualty shall exceed the lesser of (a) $250,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, then and in that event, Beneficiary may settle and adjust any claim without the consent of Trustor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Beneficiary and held in escrow by Beneficiary in accordance with the terms of this Deed of Trust.

                      (iii) In the event of an Insured Casualty where the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note, and if, in the reasonable judgment of Beneficiary, the Trust Property can be restored within six (6) months and prior to the Anticipated Repayment Date (as defined in the Note) to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Beneficiary) shall be applied to reimburse Trustor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Insured Casualty, in the manner set forth below. Trustor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Trustor shall pay all costs (and if required by Beneficiary, Trustor shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                      (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Beneficiary in its sole discretion, be applied to the payment of Debt or applied to reimburse Trustor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Trustor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium (hereinafter defined), if any, that would be required under Paragraph 57 hereof if Defeasance Collateral (hereinafter defined) was to be purchased by Trustor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                      (v) In the event Trustor is entitled to reimbursement out of insurance proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost payment and performance as Beneficiary may reasonably require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Trustor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

                   5. PAYMENT OF TAXES, ETC. Trustor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the "TAXES") and all ground rents, maintenance charges, other impositions and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the "OTHER CHARGES") as the same become due and payable. Trustor will deliver to Beneficiary receipts for payment or other evidence satisfactory to Beneficiary that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Trustor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property, and shall promptly pay for all utility services provided to the Trust Property. Trustor shall furnish to Beneficiary receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Trustor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid for by Beneficiary pursuant to Paragraph 6 hereof).

         6. TAX AND INSURANCE IMPOUND FUND; REPLACEMENT ESCROW FUND; LEASING ESCROW FUND.

(a) Trustor shall pay to Beneficiary on the eleventh day of each calendar month
(a) one-twelfth of the Taxes that Beneficiary estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Beneficiary sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Beneficiary estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Beneficiary sufficient funds to pay all such Insurance Premiums at least thirty
(30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE IMPOUND FUND"). The Tax and Insurance Impound Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Trustor to Beneficiary. Beneficiary will apply the Tax and Insurance Impound Fund to payments of Taxes and Insurance Premiums required to be made by Trustor pursuant to Paragraphs 4 and 5 hereof. In making any payment relating to the Tax and Insurance Impound Fund, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Impound Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Paragraphs 4 and 5 hereof, Beneficiary shall, in its sole discretion, return any excess to Trustor or credit such excess against future payments to be made to the Tax and Insurance Impound Fund. In allocating such excess, Beneficiary may deal with the person shown on the records of Beneficiary to be the owner of the Trust Property. If at any time Beneficiary determines that the Tax and Insurance Impound Fund is not or will not be sufficient to pay the items set forth in
(a) and (b) above, Beneficiary shall notify Trustor of such determination and Trustor shall increase its monthly payments to Beneficiary by the amount that Beneficiary estimates is sufficient to make up the deficiency at least thirty
(30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Until expended or applied as above provided, any amounts in the Tax and Insurance Impound Fund shall constitute additional security for the Debt. The Tax and Insurance impound Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. No earnings or interest on the Tax and Insurance Impound Fund shall be payable to Trustor. If Beneficiary so elects at any time, Trustor shall provide, at

Trustor's expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Beneficiary. If Beneficiary does not so elect, Trustor shall reimburse Beneficiary for the cost of making annual tax searches throughout the Term.

         (b) Trustor shall pay to Beneficiary on the eleventh day of each calendar month the sum of Two Thousand One Hundred Fifty-Two and 50/100 Dollars ($2,152.50) which shall be deposited with and held by Beneficiary for replacement and repairs required to be made to the Trust Property during the calendar year and for any other work approved by Beneficiary ("REPLACEMENT ESCROW FUND"). Beneficiary may in its reasonable discretion reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time and in its discretion, and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund by thirty (30) days notice to Trustor. Beneficiary shall make disbursements from the Replacement Escrow Fund as requested by Trustor, and approved by Beneficiary in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Trustor of Beneficiary's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Beneficiary for requests in excess of $10,000.00, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Beneficiary may require an inspection of the Trust Property at Trustor's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $10,000.00 for which reimbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Beneficiary's name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Debt. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

         (c) Trustor shall pay to Beneficiary on the eleventh day of each calendar month one-twelfth of $3,588.00, which shall be deposited with and held by Beneficiary for tenant improvement and leasing commission obligations incurred following the date hereof (the "LEASING ESCROW FUND"). In addition, Trustor shall pay to Beneficiary for deposit in the Leasing Escrow Fund all funds received by Trustor from tenants in connection with the cancellation of any Leases, including, but not limited to, any cancellation fees, penalties, tenant improvements, leasing commissions or other charges. Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited in the Leasing Escrow Fund as additional security for the payment of the Debt. Beneficiary may reassess its estimate of the monthly amount necessary to be deposited into the Leasing Escrow Fund and, upon notice to Trustor, Trustor shall be required to deposit into the Leasing Escrow Fund each month such reassessed amount. Beneficiary shall make disbursements from the Leasing Escrow Fund for expenses reasonably incurred by Trustor for new Leases entered into by Trustor in accordance with the provisions of Paragraph 8 below. All such expenses shall be approved by Beneficiary in its sole discretion. Beneficiary shall make disbursements as requested by Trustor on a quarterly basis in increments of no less than $5,000.00 upon delivery by Trustor of

Beneficiary's standard form of draw request accompanied by copies of paid invoices for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease, extension, renewal, or modification, with terms commensurate with the expired Lease, and, if required by Beneficiary, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Beneficiary may require an inspection of the Trust Property at Trustor's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. The Leasing Escrow Fund shall be held in an interest bearing account in Beneficiary's name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Leasing Escrow Fund shall be and become part of such Leasing Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the Leasing Escrow Fund shall constitute additional security for the Debt. The Leasing Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

         (d) Trustor hereby pledges to Beneficiary and grants to Beneficiary a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound Fund, the Replacement Escrow Fund and the Leasing Escrow Fund as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then present in the Tax and Insurance Impound Fund, the Replacement Escrow Fund and/or the Leasing Escrow Fund to the payment of the Debt in any order in its sole discretion.

         7. CONDEMNATION. Trustor shall promptly give Beneficiary written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "CONDEMNATION") and shall deliver to Beneficiary copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Trustor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

            (a) Beneficiary is hereby irrevocably appointed as Trustor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD') for any taking accomplished through a Condemnation (a "TAKING") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Deed of Trust. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Trustor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Deed of Trust and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Beneficiary to expenses of collecting the Award and to discharge of the Debt. Beneficiary shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Trustor shall cause any Award that is payable to Trustor to be paid directly to Beneficiary.

            (b) In the event of any Condemnation where the Award is in an aggregate amount less than the lesser of (i) $250,000.00 or (ii) ten percent (10%) of the then outstanding original principal balance of the Note, and if, in the reasonable judgment of Beneficiary, the Trust Property can be restored within six (6) months and prior to the Anticipated Repayment Date to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Beneficiary) shall be applied to reimburse Trustor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to Condemnation, in the manner set forth below. If insurance proceeds are made available to Trustor or are sufficient for such purposes, Trustor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Trustor shall pay all costs (and if required by Beneficiary, Trustor shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

            (c) Except as provided above, the Award collected upon any Condemnation shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Trustor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event wit notice and/or the passage of time would constitute an Event of Default, has occurred then the Trustor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 57 hereof if Defeasance Collateral was to be purchased by Trustor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such Award, Beneficiary shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

            (d) In the event Trustor is entitled to reimbursement out of the Award received by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such condemnation, (2) funds or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Beneficiary may reasonably require and approve; and Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time as such value shall be determined by Beneficiary in its reasonable judgement; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Trustor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Beneficiary, be retained by Beneficiary and applied to payment of the Debt.

         8. LEASES AND RENTS.

            (a) Trustor does hereby absolutely and unconditionally assign to Beneficiary, all Trustor's right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Beneficiary. Trustor agrees to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents. Trustor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Beneficiary for use in the payment of such sums. Upon an Event of Default, without the need for notice or demand, the license granted to Trustor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Trust Property. Beneficiary and Trustee are hereby granted and assigned by Trustor the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

            (b) All Leases shall provide that they are subordinate to this Deed of Trust and that the tenant agrees to attorn to Beneficiary. None of the Leases shall contain any option to purchase, any right of first refusal to lease or purchase or any right to terminate the lease term (except in the event of the destruction of all or substantially all of the Trust Property). Leases executed after the date hereof shall not contain any provisions which adversely affect the Trust Property or which might adversely affect the rights of any holder of the Loan without the prior written consent of Beneficiary. Each tenant shall conduct business only in that portion of the Trust Property covered by its lease. Upon request, Trustor shall furnish Beneficiary with executed copies of all Leases.

            (c) Trustor shall not, without the prior consent of Beneficiary
(i) enter into any Lease of all or any part of the Trust Property in excess of 15,000 rentable square feet (a "Major Lease"), (ii) cancel, terminate, abridge or otherwise modify the terms of any Major Lease, or accept a surrender thereof,
(iii) consent to any assignment of or subletting under any Major Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Major Lease or the terms thereof, (v) accept prepayments of installments of Rents for a period of more than one (1) month in advance or (vi) further assign the whole or any part of the Leases or the Rents. In addition to the foregoing, Trustor shall not (A) lease all or any part of the Trust Property, (B) cancel, terminate, abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, (C) consent to any assignment of or subletting under any Lease not in accordance with its terms or (D) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof unless such actions are exercised for a commercially reasonable purpose in arms-length transactions for market rate terms.

            (d) Trustor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Beneficiary of all notices of default which Trustor shall send or receive thereunder; (iii) shall enforce all the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall deliver to Beneficiary, upon request, tenant estoppel certificates from each commercial tenant at the Trust Property in form and substance reasonably satisfactory to Beneficiary, provided that Trustor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year; and (vii) shall execute and deliver at the request of Beneficiary all such further assurances, confirmations and assignments in connection with the Trust Property as Beneficiary shall from time to time require.

            (e) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Trustor and, if cash, shall be deposited by Trustor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Beneficiary. Any bond or other instrument which Trustor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Beneficiary, shall, if permitted pursuant to any legal requirements, name Beneficiary as payee or mortgagee thereunder (or at Beneficiary's option, be fully assignable to Beneficiary) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary. Trustor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Trustor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Trustor shall, upon Beneficiary's request, if permitted by any applicable legal requirements, turn over to Beneficiary the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Trust Property, to be held by Beneficiary subject to the terms of the Leases.

         9. MAINTENANCE AND USE OF TRUST PROPERTY. Trustor shall cause the Trust Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Beneficiary. Trustor shall promptly comply with all laws, orders and ordinances affecting the Trust Property, or the use thereof. Trustor shall promptly repair, replace or rebuild any part of the Trust Property that is destroyed by any casualty, or becomes damaged, worn or dilapidated or that is affected by any proceeding of the character referred to in Paragraph 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Trustor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Trust Property is or shall become a nonconforming use, Trustor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or to any portion thereof or (iii) take any steps whatsoever to convert the Trust Property, or any portion thereof, to a condominium or cooperative form of management. Trustor will not install or permit to be installed on the Premises any underground storage tank.

         10. TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY.

             (a) Trustor acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Trustor in owning and operating properties such as the Trust Property in agreeing to make the Loan, and that Beneficiary will continue to rely on Trustor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for repayment of the Debt. Trustor acknowledges that Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Trustor shall not, without the prior written consent of Beneficiary, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof or any interest therein, or permit the Trust Property or any part thereof or any interest therein to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

             (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Paragraph 10 shall be deemed to include
(i) an installment sales agreement wherein Trustor agrees to sell the Trust Property or any part thereof for a price to be paid in installments; (ii) an agreement by Trustor leasing all or a substantial part of the Trust Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Trustor's right, title and interest in and to any Leases or any Rents; (iii) if Trustor, Guarantor or any partner or managing member of Trustor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Trustor, any Guarantor or any partner of Trustor or any Guarantor or any partner is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner or joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing partner or joint venturer in Trustor or the transfer, assignment or pledge of any ownership interest in any general partner, managing partner or joint venturer; or (v) if Trustor or any Guarantor or any partner is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or membership interests or the creation or issuance of new limited partnership interests or membership interests, by which an aggregate of more than 20% of such limited partnership interests or membership interests are held by, or pledged to, parties who are not currently limited partners or members.

                  (c) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Trustor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property.

                  (d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property made in contravention of this paragraph shall be null and void and of no force and effect.

                  (e) Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

                  (f) Beneficiary's consent to the sale or transfer of the Trust Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

                  (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                  (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Beneficiary;

                  (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Trust Property, and Beneficiary shall be provided with reasonable evidence thereof (and Beneficiary reserves the right to approve the Transferee without approving the substitution of the property manager);

                  (iv) Beneficiary shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization. The term "RATING AGENCIES" as used herein shall mean each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff and Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Beneficiary;

                  (v) the Transferee shall have executed and delivered to Beneficiary an assumption agreement in form and substance acceptable to Beneficiary, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Deed of Trust and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Beneficiary; and


                  (vi) Beneficiary shall have received an assumption fee equal to one percent (1%) of the Debt on the date of such assumption and the payment of, or reimbursement for, all costs and expenses incurred by Beneficiary in connection with such assumption (including reasonable attorneys' fees and costs).

         11. REPRESENTATIONS AND COVENANTS CONCERNING THE TRUSTOR AND PROPERTY. Trustor represents, warrants and covenants as follows:


                                      -17

         (a) Organization and Existence. Trustor is duly organized and validly existing as a limited partnership in good standing under the laws of Delaware and in all other jurisdictions in which Trustor is transacting business. Trustor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

         (b) Authorization. Trustor has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those partners of Trustor whose approval is required by the terms of Trustor's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Trustor's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

         (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Trustor have been duly and validly executed and delivered by Trustor.

         (d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Trustor and are fully enforceable against Trustor in accordance with their terms by Beneficiary and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

         (e) No Defenses. The Note, this Deed of Trust and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Deed of Trust or any of the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

         (f) Defense of Usury. Trustor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

         (g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Trustor will not cause or constitute a default under or conflict with the organizational documents of Trustor, any Guarantor or any general partner or managing member of Trustor or any Guarantor. The execution, delivery and performance of the obligations imposed on Trustor under the Loan Documents will not cause Trustor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Trustor is a party or by which Trustor is bound.

         (h) Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Trust Property comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Trust Property. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Trust Property as an office and commercial facility have been obtained and are in full force and effect. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

         (i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Trustor have been obtained or made.

         (j) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Trust Property, an adverse outcome of which would materially affect the Trustor's performance under the Note, the Deed of Trust or the other Loan Documents.

         (k) Title. The Trustor has good and marketable fee simple title to the Trust Property, and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Exceptions. The possession of the Trust Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Trustor's knowledge.

         (l) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Trustor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Trust Property for the use currently being made thereof, the operation of the Trust Property as currently being operated or the value of the Trust Property

         (m) First Lien. Upon the execution by the Trustor and the recording of this Deed of Trust, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Beneficiary will have a valid first lien on the Trust Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

         (n) ERISA. The Trustor has made and shall continue to make all required contributions to all employee benefit plans, if any, and the Trustor has no knowledge of any material liability which has been incurred by the Trustor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

         (o) Contingent Liabilities. The Trustor has no known material contingent liabilities.

         (p) No Other Obligations. The Trustor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trustor is a party or by which the Trustor or the Trust Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Trust Property and other than obligations under this mortgage and the other Loan Documents.

         (q) No Other Debt. The Trustor has not borrowed or received other debt financing that has not been heretofore repaid in full.

         (r) Fraudulent Conveyance. The Trustor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans contemplated by the Loan Documents, the fair saleable value of the Trustor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Trustor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Trustor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Trustor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Trustor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Trustor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Trustor).

         (s) Investment Company Act. The Trustor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         (t) Access/Utilities. The Trust Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the mortgaged property as presently used and enjoyed are located in the public right-of-way abutting the mortgaged property, and all such utilities are connected so as to serve the mortgaged property without passing over other property. All roads necessary for the full utilization of the mortgaged property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the mortgaged property.

         (u) Taxes Paid. Trustor has filed all federal, state, county and municipal tax returns required to have been filed by Trustor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Trustor, and Trustor has no knowledge of any basis for additional assessment with respect to such taxes.

         (v) Single Tax Lot. The Premises consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot.

         (w) Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Trustor, proposed special or other assessments for public improvements or otherwise affecting the Trust Property, nor, to the knowledge of the Trustor, are there any contemplated improvements to the Trust Property that may result in such special or other assessments.

         (x) Flood Zone. The Trust Property is not located in a flood hazard area as defined by the Federal Insurance
                  Administration.

         (y) Seismic Exposure. The Premises are not located Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

         (z) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Trustor which has not been disclosed which adversely affects, nor as far as the Trustor can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.

         (aa) Condition of Improvements. The Trust Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Trust Property has been fully restored.

         (bb) No Insolvency or Judgment. Trustor's general partner is not currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Trust Property is located or in any other court located in the United States. The purposed Loan will not render the Trustor nor its general partner insolvent. As used in this Certificate, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

         (cc) No Condemnation. No part of any property subject to the Deed of Trust has been taken in condemnation or other like proceeding to an extent which would impair the value of the Trust Property, the Deed of Trust or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "Loan Application"), nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Trust Property.

         (dd) No Subordinate Financing. Except as otherwise expressly approved by Beneficiary in writing, no part of any property subject to the Deed of Trust is, or will become, subject to a second mortgage, deed of trust or other type of subordinate lien.

         (ee) No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting the Trust Property, whether prior to, equal with or subordinate to the lien of the Deed of Trust.

         (ff) No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase the Trust Property, any portion thereof or any interest therein.

         (gg) Leases. The Trust Property is not subject to any Leases other than the Leases described in the rent roll delivered to Beneficiary in connection with this Deed of Trust. No person has any possessory interest in the Trust Property or right to occupy the same except under and pursuant to the provisions of the Leases. As of the date hereof, (i) the Trustor is the owner and holder of the landlord's interest under each Lease;
                  (ii) there are no prior assignments of any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the "ASSIGNMENT OF LEASES AND RENTS"), dated the date hereof, given by Trustor to Beneficiary and intended to be duly recorded; (iii) the Leases are on the standard form of lease approved by Beneficiary and have not been modified or amended, except as disclosed to Beneficiary in writing on the date hereof; (iv) each Lease is in full force and effect; (v) neither Trustor nor any tenant under any Lease is in default under any of the terms, covenants or provisions of the Lease, and Trustor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) there are no offsets or defenses to the payment of any portion of the Rents; and (vii) all Rents due and payable under each Lease have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof.

         (hh) Appraisal. All, requirements and conditions of the appraisal of the Property submitted to Beneficiary as part of the Loan Application, upon which the value of the Trust Property was conditioned, have been fully satisfied.

         (ii) Boundary Lines. All of the Improvements which were included in determining the appraised value of the Trust Property lie wholly within the boundaries and building restriction lines of the Trust Property, and no improvements on adjoining properties encroach upon the Trust Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Trust Property except those which are insured against by title insurance.

         (jj) Survey. The survey of the Trust Property delivered to Beneficiary in connection with this Deed of Trust, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Trust Property is situated, is certified to the Beneficiary, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Trust Property or the title thereto.

         (kk) Forfeiture. There has not been and shall never be committed by Trustor or any other person in occupancy of or involved with the operation or use of the Trust Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Trust Property or any part thereof or any monies paid in performance of Trustor's obligations under any of the Loan Documents.

         (ll) Management Agreement. The Management Agreement dated December 23, 1997 (the "MANAGEMENT AGREEMENT") between Trustor and First Potomac Management, Inc. ("MANAGER") pursuant to which Manager operates the Trust Property is in full force and effect and there is no default or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Deed of Trust and Manager shall attorn to Beneficiary. Trustor shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Trust Property with Manager or any other party without the express written consent of Beneficiary, which consent shall not be unreasonably withheld. If at any time Beneficiary consents to the appointment of a new Manager, such new Manager and Trustor shall, as a condition of Beneficiary's consent, execute a Consent and Agreement of Manager in the form then used by Beneficiary.

         (mm) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Trustor in connection with the Loan.

         12. SINGLE PURPOSE ENTITY/SEPARATENESS. Trustor represents, warrants and covenants as follows:

                  (a) Trustor does not own and will not own any asset or property other than (i) the Trust Property, and (ii) incidental personal property necessary for the ownership or operation of the Trust Property.

                  (b) Trustor will not engage in any business other than the ownership, management and operation of the Trust Property and Trustor will conduct and operate its business as presently conducted and operated.

                  (c) Trustor will not enter into any contract or agreement with any affiliate of the Trustor, any constituent party of Trustor, any guarantor (a "GUARANTOR" of the Debt or any part thereof or any affiliate of any constituent parry or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third panics other than any such party.

                  (d) Trustor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Trust Property.

                  (e) Trustor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates.

                  (f) Trustor is and will remain solvent and Trustor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Trustor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Trustor will not, nor will Trustor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of Trustor or such constituent party or Guarantor without the prior written consent of Beneficiary.

                  (h) Trustor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Trustor will file its own tax returns unless required otherwise by applicable law. Trustor shall maintain its books, records, resolutions and agreements as official records.

                  (i) Trustor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Trustor, any constituent party of Trustor, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                  (j) Trustor is adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Trustor nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Trustor.

                  (1) Trustor will not commingle the funds and other assets of Trustor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Guarantor, or any other person.

                  (m) Trustor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

                  (n) Trustor does not and will not guarantee, become obligated for, or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity.

                  (o) If Trustor is a limited partnership or a limited liability company, the general partner or managing member (the "SPC ENTITY") shall be a corporation whose sole asset is its interest in Trustor and the SPC Entity will at all times comply, and will cause Trustor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 12 as if such representation, warranty or covenant was made directly by such general partner or managing member.

                  (p) Trustor shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of the SPC Entity reasonably satisfactory to Beneficiary who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, attorney, counsel, partner or employee of, Trustor or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Trustor or any of its shareholders, subsidiaries or affiliates,
(iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Trustor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (q) Trustor shall not cause or permit the board of directors of the SPC Entity to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Entity unless at the time of such action there shall be at least one member who is an Independent Director.

                  (r) Trustor will not permit any affiliate or constituent party independent access to its bank accounts.

                  (s) Trustor shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

                  (t) Trustor shall conduct its business so that the assumptions made with respect to Trustor in that certain opinion letter dated the date hereof (the "INSOLVENCY OPINION") delivered by Arnold & Porter in connection with the Loan shall be true and correct in all respects.

         13. ESTOPPEL CERTIFICATES AND NO DEFAULT AFFIDAVITS.

                  (a) After request by Beneficiary, Trustor shall within ten
(10) days furnish Beneficiary with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Deed of Trust and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and (vii) reaffirming all representations and warranties of Trustor set forth herein and in the other Loan Documents as of the date requested by Beneficiary or, to the extent of any changes to any such representations and warranties, so stating such changes.

                  (b) Trustor shall deliver to Beneficiary upon request, tenant estoppel certificates from each commercial tenant at the Trust Property in form and substance reasonably satisfactory to Beneficiary provided that Trustor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

         14. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Trustor, and Beneficiary at all times to comply with applicable state law or applicable

United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 14 (and the similar paragraph contained in the Note) shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Trustor results in Trustor having paid any interest in excess of that permitted by applicable law, then it is Trustor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Trustor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         15. CHANGES IN LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Trustor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

         16. NO CREDITS ON ACCOUNT OF THE DEBT. Trustor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

         17. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any.

         18. BOOKS AND RECORDS.

                  (a) The financial statements heretofore furnished to Beneficiary are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Trustor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Trustor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Trustor and reasonably likely to have a materially adverse effect on the Trust Property or the operation thereof as a commercial/office/industrial property, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Trustor from that set forth in said financial statements.

                  (b) Trustor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Trust Property and will furnish to Beneficiary on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Trustor as being true and correct: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder;
(ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income (as hereinafter defined), Gross Income from Operations (as hereinafter defined), and Operating Expenses (as hereinafter defined), and including an itemization of actual (not pro forma) capital and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Trust Property during such calendar month, all in form satisfactory to Beneficiary; (iii) a property balance sheet for each such calendar quarter; (iv) a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter and year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such quarterly periods and year to date; and (v) a calculation reflecting the Debt Service Coverage Ratio (as hereinafter defined) as of the last day of each such calendar quarter. Until a Securitization has occurred, the Trustor shall furnish monthly each of the items listed in the immediately preceding sentence within twenty (20) days after the end of such month. Within one hundred twenty (120) days following the end of each calendar year, Trustor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Trustor in such detail as Beneficiary may request, and setting forth the financial condition and the income and expenses for the Trust Property for the immediately preceding calendar year, which statements shall be prepared by Trustor. Trustor's annual financial statements shall include (i) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (ii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Trustor's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Trustor or the general partner of Trustor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Trust Property being reported upon and shall be audited by a "Big Six" accounting firm or other independent certified public account acceptable to Beneficiary.] Each such annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. At any time and from time to time Trustor shall deliver to Beneficiary or its agents such other financial data as Beneficiary or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Trust Property.

                  (c) For the purposes of this Deed of Trust, the following terms shall have the following meanings:

                      (i) The term "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                      (ii) The term "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with generally accepted accounting principles, of whatever kind relating to the operation, maintenance and management of the Trust Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Beneficiary, and other similar costs, but excluding depreciation, debt service, capital expenditures, and contributions to the Replacement Escrow Fund, the Tax and Insurance Impound Fund, and any other reserves required under the Loan Documents.

                      (iii) The term "GROSS INCOME FROM OPERATIONS" shall mean all income, computed in accordance with generally accepted accounting principles, derived from the ownership and operation of the Trust Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Trustor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Trustor from the Tax and Insurance Impound Fund, the Replacement Escrow Fund, the Rollover Escrow Fund, or any other escrow fund established by the Loan Documents.

                      (iv) The term "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (A) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and (B) the denominator is the aggregate amount of principal and interest due and payable on the Note.

         19. PERFORMANCE OF OTHER AGREEMENTS. Trustor shall observe and perform each and every term to be observed or performed by Trustor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Trust Property.

         20. FURTHER ACTS, ETC. Trustor will, at the cost of Trustor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby deeded, mortgaged, given, granted bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 20(b) below. Trustor, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Trustor or without the signature of Trustor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Trust Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor will, at the cost of Trustor and without expense to Beneficiary, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Trust Property. Trustor grants to Beneficiary and Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary and Trustee at law and in equity, including, without limitation, such rights and remedies available to Beneficiary and Trustee pursuant to this paragraph.

         21. RECORDING OF DEED OF TRUST, ETC. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Trustor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to The Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

         22. REPORTING REQUIREMENTS. Trustor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Trustor or the death, insolvency or bankruptcy filing of any Guarantor.

         23. EVENTS OF DEFAULT. The Debt shall become immediately due and payable at the option of Beneficiary upon the happening of any one or more of the following events of default (each an "EVENT OF DEFAULT"):

             (a) if any portion of the Debt is not paid on or before the related Payment Date or, for any payment other than a Monthly Payment Amount, the date on which such payment is due;

             (b) subject to Trustor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Beneficiary in accordance with Paragraph 6 hereof);

             (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Beneficiary upon request;

             (d) if Trustor transfers or encumbers any portion of the Trust Property without Beneficiary's prior written consent;

             (e) if any representation or warranty of Trustor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made;

             (f) if Trustor or any Guarantor shall make an assignment for the benefit of creditors or if Trustor shall generally not be paying its debts as they become due;

             (g) if a receiver, liquidator or trustee of Trustor or of any Guarantor shall be appointed or if Trustor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Trustor or any Guarantor or if any proceeding for the dissolution or liquidation of Trustor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Trustor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

             (h) if Trustor shall be in default under any other deed of trust or security agreement covering any part of the Trust Property whether it be superior or junior in lien to this Deed of Trust;

             (i) subject to Trustor's right to contest as provided herein, if the Trust Property becomes subject to any mechanic's, materialman's or other lien and such lien is not removed of record within thirty (30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

             (j) if Trustor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Trust Property within thirty (30) days after Trustor first receives notice of any such violations;

             (k) except as permitted in this Deed of Trust, the material alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Beneficiary;

             (l) if Trustor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

             (m) if Trustor fails to cure a default under any other term, covenant or provision of this Deed of Trust within thirty (30) days after Trustor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Trustor may be permitted up to an additional sixty (60) days to cure such default provided that Trustor diligently and continuously pursues such cure;

             (n) if without Beneficiary's prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) if there shall be a material default by Trustor under the Management Agreement; or

             (o) if Trustor ceases to continuously operate the Trust Property or any material portion thereof as a shopping center for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Beneficiary).

         24. LATE PAYMENT CHARGE. If any portion of the Debt is not paid on or before the date on which such payment is due, Trustor shall pay to Beneficiary upon demand an amount equal to the lesser of three percent (3%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Beneficiary in handling and processing such delinquent payment and to compensate Beneficiary for the loss of the use of such delinquent payment, and such amount shall be secured by this Deed of Trust.

         25. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Trustor fails to make any payment (including, without limitation, any required payments for taxes, insurance or to discharge any liens with respect to the Property) or to do any act as herein provided, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

         26. ADDITIONAL REMEDIES.

             (a) Upon the occurrence of any Event of Default, Beneficiary or Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property by Beneficiary itself or through Trustee or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                 (i) declare the entire Debt to be immediately due and payable;

                 (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Trust Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                 (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

                 (iv) sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                           (v) institute an action, suite or proceeding in
equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

                           (vi) recover judgment on the Note either before,
during of after any proceedings for the enforcement of this Deed of Trust;

                           (vii) apply for the appointment of a trustee,
receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                           (viii) enforce Beneficiary's interest in the Leases
and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manager, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Trust Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees;

                           (ix) require Trustor to pay monthly in advance to
Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Trustor and require Trustor to vacate and surrender possession to Beneficiary of the Trust Property or to such receiver and, in default thereof, evict Trustor by summary proceedings or otherwise; or

                           (x) pursue such other rights and remedies as may be
available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents proceeds from the Intangibles and any other receivables or rights to payments of Trustor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

                  (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

                  (c) Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (d) Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary and Trustee are hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary and Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

                  (e) Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

                  (f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

                  (g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

                  (h) Beneficiary or Trustee may resort to any remedies and the security given by the Note, this Deed of Trust or the Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Deed of Trust or any of the other Loan Documents. The failure of Beneficiary or Trustee to exercise any right, remedy or option provided in the Note, this Deed of Trust or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Deed of Trust or the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Trustor, or Trustor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the pan of Beneficiary or Trustee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary or Trustee to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary or Trustee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary and Trustee in exercising the rights and remedies under this Paragraph 26 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary or Trustee, with interest at the Default Rate for the period after notice from Beneficiary or Trustee and such casts and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

                  (i) The interests and rights of Beneficiary under the Note, this Deed of Trust or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grunt with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

         27. RIGHT OF ENTRY. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary, Trustee and their agents, during the Term, shall have the right to enter and inspect the Trust Property during normal business hours. The cost of such inspections or audits shall be borne by Trustor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Trustor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

         28. SECURITY AGREEMENT

                  (a) This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary and Trustee, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Trustor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust.

                  (b) If an Event of Default shall occur, Beneficiary and Trustee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary or Trustee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary or Trustee, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary and Trustee at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary and Trustee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Beneficiary and Trustee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary and Trustee with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Trustor, such Trustor shall notify Beneficiary and Trustee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Trustor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Note, this Deed of Trust and any of the other Loan Documents. Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

         29. ACTIONS AND PROCEEDINGS. Beneficiary or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         30. WAIVER OF SETOFF AND COUNTERCLAIM. All amounts due under this Deed of Trust, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Trustor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Beneficiary or Trustee is a participant, or arising out of or in any way connected with this Deed of Trust, the Note, any of the other Loan Documents, or the Debt.

         31. CONTEST OF CERTAIN CLAIMS. Notwithstanding the provisions of Paragraphs 5 and 23 hereof, Trustor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Trust Property if, and so long as, (a) Trustor shall have notified Beneficiary of same within five (5) days of obtaining knowledge thereof; (b) Trustor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Trust Property or any part thereof, to satisfy the same; (c) Trustor shall have furnished to Beneficiary a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety reasonably satisfactory to Beneficiary, in an amount equal to 125% of the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Trust Property or any part thereof; (d) Trustor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Trust Property; and (f) notwithstanding the foregoing, Trustor shall immediately upon request of Beneficiary pay (and if Trustor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Beneficiary, the Trust Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Beneficiary, the entitlement of such claimant is established.

         32. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

         33. MARSHALLING AND OTHER MATTERS. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

         34. HAZARDOUS SUBSTANCES. Trustor hereby represents and warrants to Beneficiary that, to the best of Trustor's knowledge, after due inquiry and investigation except as disclosed in the report dated December 19, 1997, prepared by KTR Environmental Services, Inc. (the "PHASE I REPORT") and delivered to Beneficiary in connection with the Loan: (a) the Trust Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "ENVIRONMENTAL LAWS"); (b) the Trust Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES"); (c) no Hazardous Substances are or have been (including the period prior to Trustor's acquisition of the Trust Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Trust Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Trust Property; and (e) no underground storage tanks exist on any of the Trust Property. So long as Trustor owns or is in possession of the Trust Property, Trustor (i) shall keep or cause the Trust Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Beneficiary if Trustor shall become aware of any Hazardous Substances on or near the Trust Property and/or if Trustor shall become aware that the Trust Property is in direct or indirect violation of any Environmental Laws and/or if Trustor shall become aware of any condition on or near the Trust Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Trustor shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Beneficiary in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Beneficiary ("BENEFICIARY'S CONSULTANT")), promptly after Trustor becomes aware of same, at Trustor's sole expense. Notwithstanding anything to the contrary in this paragraph, the Trustor may use and store immaterial amounts of Hazardous Substances at the Trust Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Trust Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Trustor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Trustor under this Paragraph 34 shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Trust Property by foreclosure or a conveyance in lieu of foreclosure.

         35. ASBESTOS. Trustor represents and warrants that, to the best of Trustor's knowledge, after due inquiry and investigation, no asbestos or any substance or material containing asbestos ("ASBESTOS") is located on the Trust Property except as may have been disclosed in the Phase I Report delivered to Beneficiary in connection with the Loan. Trustor shall not install in the Trust Property, nor permit to be installed in the Trust Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Beneficiary, at Trustor's sole expense. Trustor shall in all instances comply with, and ensure compliance by all occupants of the Trust Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Trust Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Trustor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Trust Property, Trustor shall immediately notify Beneficiary. The obligations and liabilities of Trustor under this Paragraph 35 shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Trust Property by foreclosure or a conveyance in lieu of foreclosure.

         36. ENVIRONMENTAL MONITORING. Trustor shall give prompt written notices to Beneficiary of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Trust Property, (b) all claims made or threatened by any third party against Trustor or the Trust Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Trustor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Trust Property that could cause the Trust Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Trustor shall permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Trust Property in connection with any Environmental Law or Hazardous Substance, and Trustor shall pay all attorneys' fees and disbursements incurred by Beneficiary in connection therewith. Upon Beneficiary's request, at any time and from time to time while this Deed of Trust is in effect but not more frequently than once per calendar year, unless Beneficiary has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Trust Property, Trustor shall provide at Trustor's sole expense,
(i) an inspection or audit of the Trust Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Beneficiary indicating the presence or absence of Hazardous Substances on, in or near the Trust Property, and (ii) an inspection or audit of the Trust Property prepared by a duly qualified engineering or consulting firm approved by Beneficiary, indicating the presence or absence of Asbestos on the Trust Property; provided, however, any such inspection or audit requested by Beneficiary, during the Term, in excess of one (1) inspection during each five (5) year period commencing upon the date hereof, shall be performed at Beneficiary's expense unless an Event of Default exists or Beneficiary has determined (in the exercise of its good faith and judgment) that reasonable cause exists for the performance of an environmental inspection or audit. If Trustor fails to provide such inspection or audit within thirty (30) days after such request Beneficiary may order same, and Trustor hereby grants to Beneficiary and its employees and agents access to the Trust Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Trustor shall cause such operations and maintenance plan to be prepared and implemented at Trustor's expense upon request of Beneficiary. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "REMEDIAL WORK"), Trustor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Beneficiary for performance thereof (or any such shorter period of time as may be required under applicable law.) All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Trustor including, without limitation, Beneficiary's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

         37. HANDICAPPED ACCESS.

                  (a) Trustor agrees that the Trust Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "ACCESS LAWS").

                  (b) Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary's approval of alterations of the Trust Property, Trustor shall not alter the Trust Property in any manner which would increase Trustor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary. The foregoing shall apply to tenant improvements constructed by Trustor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Beneficiary.

                  (c) Trustor agrees to give prompt notice to Beneficiary of the receipt by Trustor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         38. INDEMNIFICATION. In addition to any other indemnifications provided herein or in the other Loan Documents, Trustor shall protect, defend, indemnify and save harmless Beneficiary and Trustee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Beneficiary or Trustee by reason of (a) ownership of this Deed of Trust, the Trust Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Trust Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Trust Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Trustor or Trustee to perform or comply with any of the terms of this Deed of Trust; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Trust Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Trust Property to comply with any Access Laws; (k) any representation or warranty made in the Note, this Deed of Trust or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with the Loan, any Lease or other transaction involving the Trust Property or any part thereof under any legal requirement or any liability asserted against Beneficiary with respect thereto; and (m) the claims of any lessee of any or any portion of the Trust Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Beneficiary or Trustee by reason of the application of this paragraph shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary or Trustee until paid. The obligations and liabilities of Trustor under this Paragraph 38 shall survive and termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Trust Property by foreclosure or a conveyance in lieu of foreclosure.

         39. NOTICES. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Trustor, Beneficiary or Trustee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Trustor, Trustee or Beneficiary, as the case may be, shall have previously designated in writing.

         40. AUTHORITY.

                  (a) Trustor (and the undersigned representative of Trustor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Trust Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor's part to be performed.

                  (b) Trustor represents and warrants that Trustor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

         41. WAIVER OF NOTICE. Trustor shall not be entitled to any notices of any nature whatsoever from Beneficiary or Trustee except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary or Trustee to Trustor and except with respect to matters for which Beneficiary or Trustee is required by applicable law to give notice, and Trustor hereby expressly waives the right to receive any notice from Beneficiary or Trustee with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary or Trustee to Trustor.

         42. REMEDIES OF TRUSTOR. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or any of the other Loan Documents, it has an obligation to act reasonably or promptly, neither Beneficiary nor Trustee shall be liable for any monetary damages, and Trustor's remedies shall be limited to injunctive relief or declaratory judgment.

         43. SOLE DISCRETION OF BENEFICIARY. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         44. NON-WAIVER. The failure of Beneficiary or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Trustor shall not be relieved of Trustor's obligations hereunder by reason of (a) the failure of Beneficiary or Trustee to comply with any request of Trustor or Guarantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any of the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. Beneficiary or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary or Trustee thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary or Trustee under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Beneficiary and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         45. NO ORAL CHANGE. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         46. LIABILITY. If Trustor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Trust Property, this Deed of Trust shall be binding upon and inure to the benefit of Trustor and Beneficiary and their respective successors and assigns forever.

         47. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note and this Deed of Trust shall be construed without such provision.

         48. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         49. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

         50. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "TRUSTOR" shall mean "each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the ward "BENEFICIARY" shall mean "Beneficiary and any subsequent holder of the Note," the word "TRUSTEE" shall mean "Trustee and any subsequent holder of this Deed of Trust," the word "NOTE" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust," the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "TRUST PROPERTY" shall include any portion of the Trust Property and any interest therein and the words "ATTORNEYS' FEES" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         51. HOMESTEAD. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part hereof.

         52. ASSIGNMENTS. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

         53. WAIVER OF JURY TRIAL. TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS DEED OF TRUST, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.

         54. TRUSTEE'S FEES; SUBSTITUTE TRUSTEE.

                  (a) Trustor shall pay all costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

                  (b) Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Trustor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

         55. POWER OF SALE.

                  (a) Upon the occurrence of an Event of Default, Trustee, or the agent or successor of Trustee, at the request of Beneficiary, shall sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the State in which the Trust Property is located. Such sale shall be made at the area within the courthouse of the county in which the Trust Property (or any portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such County as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the State where the Trust Property is located, after advertising the time, place and terms of sale and that portion of the Trust Property in accordance with such law, and after having served written or printed notice of the proposed sale by certified mail on each Trustor obligated to pay the Note and other secured indebtedness secured by this Deed of Trust according to the records of Beneficiary in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

                  At any such public sale, Trustee may execute and deliver in the name of Trustor to the purchaser a conveyance of the Trust Property or any part of the Trust Property in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Trust Property may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Trust Property is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Trust Property is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel Deed of Trusts, pledges, contracts or guaranty, assignments of lease, or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Beneficiary may determine.

                  (b) Upon any foreclosure sale or sales of all or any portion of the Trust Property under the power herein granted, Beneficiary may bid for and purchase the Trust Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

                  (c) In the event of a foreclosure or a sale of all or any portion of the Trust Property under the power herein granted, the proceeds of said sale shall be applied, in whatever order Beneficiary in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys' fees and expenses), to fees and expenses of Trustee (including, without limitation, Trustee's attorneys' fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Beneficiary), to payment of the outstanding principal balance of the Debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Trustor, or to the person or entity lawfully entitled thereto.

         56. RECOURSE PROVISIONS. Subject to the qualifications below, Beneficiary shall not enforce the liability and obligation of Trustor, to perform and observe the obligations contained in this Deed of Trust, the Note or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Trustor, except that Beneficiary may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Beneficiary to enforce and realize upon its interests under the Note, this Deed of Trust or the other Loan Documents or in the Trust Property, the Rents or any other collateral given to Beneficiary pursuant to this Deed of Trust and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Trustor only to the extent of Trustor's interest in the Trust Property, the Rents and in any other collateral given to Beneficiary, and Beneficiary, by accepting this Deed of Trust, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Trustor in any such action or proceeding under or by reason of or in connection with this Deed of Trust, the Note or any of the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Deed of Trust, the Note or any of the other Loan Documents; (ii) impair the right of Beneficiary to name Trustor, as a party defendant in any action or suit for foreclosure and sale under this Deed of Trust; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Beneficiary thereunder; (iv) impair the right of Beneficiary to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) constitute a waiver of the right of Beneficiary to enforce the liability and obligation of Trustor, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Beneficiary (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (a) fraud or intentional misrepresentation by Trustor or any Guarantor in connection with the Loan;

                  (b) the gross negligence or willful misconduct of Trustor;

                  (c) physical waste of the Trust Property;

                  (d) the breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Trustor to Beneficiary or in this Deed of Trust concerning Environmental Laws, Hazardous Substances and Asbestos;

                  (e) the removal or disposal of any portion of the Trust Property after an Event of Default;

                  (f) the misapplication or conversion by Trustor of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Trust Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Trust Property, (iii) any Rents following an Event of Default or (iv) any Rents paid more than one month in advance;

                  (g) failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Trust Property; and

                  (h) any security deposits collected with respect to the Trust Property which are not delivered to Beneficiary upon a foreclosure of the Trust Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

         Notwithstanding anything to the contrary in any of the Loan Documents
(i) Beneficiary shall not be deemed to have waived any right which Beneficiary may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Deed of Trust or to require that all collateral shall continue to secure all of the Debt owing to Beneficiary in accordance with the Loan Documents, and
(ii) the Debt shall become fully recourse to Trustor in the event that: (A) the first full monthly payment of principal and interest under the Note is not paid when due; (B) Trustor fails to maintain its status as a single purpose entity in accordance with the provisions of this Deed of Trust; (C) Trustor fails to obtain Beneficiary's prior written consent to any subordinate financing or other voluntary lien encumbering the Trust Property; (D) Trustor fails to obtain Beneficiary's prior written consent to any assignment, transfer, or conveyance of the Trust Property or any interest therein as required by this Deed of Trust;
(E) a receiver, liquidator or trustee of Trustor or the Guarantor shall be appointed or if Trustor or the Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Trustor or the Guarantor or if any proceeding for the dissolution or liquidation of Trustor or the Guarantor shall be instituted; or (F) Trustor, any guarantor or any of their respective affiliates or agents hinders, delays or interferes with the exercise by Trustee or Beneficiary of any of its rights or remedies under the Loan Documents after the occurrence and continuance of an Event of Default.

         57. DEFEASANCE.

                  (a) Provided no Event of Default has occurred and is continuing, at any time after the date which (i) is two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note or (ii) is four years after the date hereof, whichever shall first occur, and before the Anticipated Repayment Date, Trustor may cause the release of the Trust Property from the lien of this Deed of Trust and the other Loan Documents upon the satisfaction of the following conditions:

                  (i) not less than thirty (30) days prior written notice shall be given to Trustee and Beneficiary specifying a date (the "RELEASE DATE") on which the Defeasance Collateral (as hereinafter defined) is to be delivered, such Release Date only to occur on a Payment Date (as defined in the Note);

                  (ii) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Beneficiary or its agents in connection with such release (including, without limitation, the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

                  (iii) Trustor shall deliver to Beneficiary on or prior to the Release Date:


                  (A) an amount equal to the remaining principal amount of the Note and the Yield Maintenance Premium (hereinafter defined), if any, sufficient to purchase direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and assuming the Loan is paid in full on the Anticipated Repayment Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal, interest and, if applicable, the fee of the Servicer required to be paid hereunder and/or under the Note (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Beneficiary or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Beneficiary (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Beneficiary in conformity with all applicable state and federal laws governing granting of such security interests;

                  (B) a pledge and security agreement, in form and substance satisfactory to Beneficiary in its sole discretion, creating a first priority security interest in favor of Beneficiary in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Beneficiary from the Defeasance Collateral over the amounts payable by Trustor hereunder shall be refunded to Trustor promptly after each Payment Date;

                  (C) a certificate of Trustor certifying that all of the requirements set forth in this Paragraph 57 have been satisfied;

                  (D) an opinion of counsel for Trustor in form and substance and delivered by counsel satisfactory to Beneficiary in its sole discretion stating, among other things, that (1) Beneficiary has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Trustor in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

                  (E) Trustor shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding;

                  (F) a certificate from a firm of independent public accountants acceptable to Beneficiary certifying that the Defeasance Collateral is sufficient to satisfy the provisions of paragraph A above; and

                  (G) such other certificates, documents or instruments as Beneficiary may reasonably require.

                  (b) Upon compliance with the requirements of this paragraph, the Trust Property shall be released from the lien of the this Deed of Trust and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other obligations under the Loan Documents. Beneficiary will, at Trustor's expense, execute and deliver any agreements reasonably requested by Trustor to release the lien of the Deed of Trust from the Trust Property. Trustor, pursuant to the Defeasance Security

Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Beneficiary and applied to satisfy the obligations of the Trustor under the Note.

                  (c) Upon the release of the Trust Property in accordance with this paragraph, Trustor may (or at the option of Beneficiary, shall) assign all its obligations under the Note, together with the pledged Defeasance Collateral, to a successor entity designated by Trustor and approved by Beneficiary in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Beneficiary in its sole discretion pursuant to which it shall assume Trustor's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Trustor shall (i) deliver to Beneficiary an opinion of counsel in form and substance and delivered by counsel satisfactory to Beneficiary in its sole discretion stating, among other things, that such assumption agreement is enforceable against Trustor and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all costs and expenses incurred by Beneficiary or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Trustor shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those obligations which are specifically intended to survive the termination; satisfaction or assignment of this Deed of Trust or the exercise of Beneficiary's rights and remedies hereunder.

                  (d) Upon the release of the Trust Property in accordance with this paragraph, Trustor shall have no further right to prepay the Note pursuant to the other provisions of this paragraph or otherwise. In connection with the conditions set forth in subparagraph (a)(iii)(A) above, Trustor hereby appoints Beneficiary as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by the Trustor. Trustor shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph.

                  (e) For purposes of this Deed of Trust the Note and the other Loan Documents, the term "YIELD MAINTENANCE PREMIUM" shall mean the amount, if any, which, when added to the remaining principal amount of the Note, will be sufficient to purchase the Defeasance Collateral.

         58. CASH MANAGEMENT AGREEMENT. On or before the date hereof Trustor covenants and agrees to enter into one or more servicing account agreements and lockbox servicing agreements acceptable to Beneficiary between Trustor, Manager, Beneficiary and one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT"). During any Sweep Period, all Rents shall be applied as set forth in the Cash Management Agreement and the escrows and reserves required hereunder shall be funded as provided therein. The Trustor shall pay all costs and expenses required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

         59. MISCELLANEOUS.

                  (a) Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third parry shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Trustor nor shall privity, of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

                  (b) Trustor covenants and agrees that during the Term, unless Beneficiary shall have previously consented in writing, (a) Trustor will take no action that would cause it to become an "EMPLOYEE BENEFIT PLAN" as defined in 29 C.F.R. Section 2510.3-101, or "ASSETS OF A GOVERNMENTAL PLAN" subject to regulation under the state statutes, and (b) Trustor will not sell, assign or transfer the Trust Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Beneficiary its written assumption of the obligations of this covenant. Trustor further covenants and agrees to protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Beneficiary may incur as a result of Trustor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Deed of Trust by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Trustor's liability under any of the Loan Documents.

                  (c) If there is more than one party comprising Trustor then the obligations and liabilities of each party under this Deed of Trust shall be joint and several.

                  (d) The Loan Documents contain the entire agreement between Trustor and Beneficiary relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

                  (e) Trustor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Trustor hereby indemnifies Beneficiary and agrees to defend and hold Beneficiary harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Trustor or all or any part of the Trust Property under any federal or state law for which forfeiture of the Trust Property or any part thereof or of any monies paid in performance of Trustor's obligations under the Loan Documents is a potential result, shall, at the election of Beneficiary, constitute an Event of Default hereunder without notice or opportunity to cure.

                  (f) Trustor acknowledges that, with respect to the Loan, Trustor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Beneficiary or any parent, subsidiary or affiliate of Beneficiary. Trustor acknowledges that Beneficiary engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Trustor or its affiliates. Trustor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

                  (g) Trustor covenants and agrees to pay Beneficiary upon receipt of written notice from Beneficiary, all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Beneficiary in connection with (i) the preparation, negotiation, execution and delivery of this Deed of Trust and the other Loan Documents; (ii) Trustor's performance of and compliance with Trustor's respective agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Beneficiary's performance and compliance with all agreements and conditions contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Deed of Trust and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Beneficiary pursuant to this Deed of Trust and the other Loan Documents.

                  (h) This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America.

             60. MANAGEMENT OF THE TRUST PROPERTY.

                 Trustor shall maintain the Management Agreement for the operation of the Trust Property in full force and effect and timely perform all of Trustor's obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Beneficiary is first obtained. Trustor will enter into and cause the Manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Beneficiary, assigning and subordinating the Manager's interest in the Trust Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Beneficiary. Upon an Event of Default, Trustor at Beneficiary's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the Manager with a Manager approved by Beneficiary. In addition, if within forty-five (45) days before the end of each calendar quarter the Trustor does not provide evidence of the achievement of a Debt Service Coverage Ratio of not less than 1.15 to 1 (the "REQUIRED DSCR") Trustor, at Beneficiary's request made at any time such Required DSCR is not maintained, shall terminate the Management Agreement and replace the Manager with Manager approved by Beneficiary.

             61. SALE OF NOTES AND SECURITIZATION.

                 Trustor acknowledges that Beneficiary and its successors and assigns may (i) sell this Deed of Trust, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Deed of Trust to one or more investors, (iii) deposit this Deed of Trust, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION"). Trustor shall cooperate with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Trustor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. Trustor shall provide such information, legal opinions and documents relating to Trustor, Guarantor, if any, the Trust Property and any tenants of the Improvements as Beneficiary may reasonably request in connection with such Secondary Market Transaction. In addition, Trustor shall make available to Beneficiary all information concerning its business and operations that Beneficiary may reasonably request. Beneficiary shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Trustor to Beneficiary may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Trustor and Trustor indemnifies Beneficiary as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Beneficiary may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

             62. SERVICER. At the option of Beneficiary, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Beneficiary and Beneficiary may delegate all or any portion of its responsibilities under this Deed of Trust and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Beneficiary and Servicer. Trustor shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and shall be responsible for payment of the set-up costs and monthly servicing fee due to the Servicer under the Servicing Agreement, not to exceed 10 basis points per annum on the outstanding principal balance of the Loan.

                                     PART II

                          MARYLAND SPECIFIC PROVISIONS


             63. PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and provisions of Part I and Part II of this Deed of Trust, the terms and provisions of Part II shall govern and control.

             64. MARYLAND.

                 (a) Financing Statement. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (3) of Section 9-103 of the Maryland Uniform Commercial Code, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Trust Estate is situated which will be financed at the wellhead or minehead of the wells or mines located on the Trust Estate and is to be filed for record in the real estate records of each county where any part of the Trust Estate is situated. This Deed of Trust shall also be effective as a financing statement covering any other property and may be filed in any other appropriate filing or recording office.

                 (b) Release. If and when Grantor has paid all of the Obligations, as the same becomes due and payable, and all of the covenants, warranties, undertakings and agreements in this Deed of Trust are kept and performed, and all obligations, if any, of Beneficiary for future advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof), and the Trustee, upon request by Beneficiary, will provide a release of this Deed of Trust to Grantor. Grantor shall be responsible for the recordation of such release and payment of any recording costs associated therewith.

                 (c) Rights and Remedies of Trustee.

                 (i) In addition to any other rights available at law or in equity, following an Event of Default hereunder, Trustee may take possession of and sell the Trust Estate, or any part thereof requested by Beneficiary to be sold, and in connection therewith Grantor hereby
         (A) assents to the passage of a decree for the sale of the Trust Estate by the equity court having jurisdiction, and (B) authorizes and empowers Trustee to take possession of and sell (or in case of the default of any purchaser to resell) the Trust Estate, or any part thereof, all in accordance with the laws or rules of court of the State of Maryland relating to deeds of trust, including any amendments thereof, or additions thereto, which do not materially change or impair the remedy. In connection with any foreclosure, Beneficiary and/or Trustee may (y) procure such title reports, surveys, tax histories and appraisals as they deem necessary, and (z) make such repairs and additions to the Trust Estate as they deem advisable, subject to the terms and provisions contained in the Lease, all of which shall constitute Expenses (hereinafter defined). In the case of any sale under this Deed of Trust, by virtue of judicial proceedings or otherwise, the Trust Estate may be sold as an entirety or in parcels, by one sale or by several sales, and any fixtures or collateral encumbered by this Deed of Trust may be sold at the same sale as the Trust Estate or in one or more sales, as may be deemed by Trustee to be appropriate and without regard to any right of Grantor any other person to the marshalling of assets, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms having first given such notice prior to the sale of such time, place and terms by publication in at least one newspaper published or having general circulation in the county or counties in which the Trust Estate is located or at such time or times as may be required by the laws of the State of Maryland or rule of court of the State of Maryland, and such other times and by such other methods, if any, as Trustee, in its sole discretion, shall deem advantageous and proper. "Expenses" means all costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or Trustee in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including, without limitation, attorneys' fees, court costs, receivers' fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of the Trust Estate, subject to the terms and provisions contained in the Lease as to the costs for maintenance and repair, or selling, the Trust Estate.

                 (ii) Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as Trustee shall deem appropriate and advantageous and as required by the laws of the State of Maryland.

                 (iii) Upon the terms of such sale being complied with, Trustee shall convey to, and at the cost of, the purchaser or purchasers the interest of Grantor in the Trust Estate so sold, free and discharged of and from all estate, title or interest of Grantor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money.

                 (iv) Beneficiary and any affiliate thereof may be a purchaser of the Trust Estate or of any part thereof or of any interest therein at any public sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, without forfeiting its right to collect any deficiency from Grantor; and Beneficiary may apply upon the purchase price the Obligations secured hereby owing to Beneficiary. Beneficiary, upon any such purchase, shall acquire good title to the properties so purchased, free of the lien of this Deed of Trust and free of all rights of redemption in Grantor and free of all liens and encumbrances subordinate to this Deed of Trust.

             (d) Application of Foreclosure Sale Proceeds. The proceeds of such sale or sales under this Deed of Trust, whether under the assent to a decree, the power of sale, or by equitable foreclosure, shall be held by Trustee and applied as follows: FIRST (A) all Expenses incurred in connection with such sale or in preparing the Trust Estate for such sale and of obtaining possession including, among other things, counsel fees reasonably incurred shall be allowed and paid out of the proceeds of such sale or sales as the court having jurisdiction may deem proper, (B) the Trustee's Commission (hereinafter defined) and expenses and (C) all taxes levies, assessments or other charges relating to the Trust Estate which have or in the opinion of Trustee may have, priority over the lien of this Deed of Trust, including the pro rata portion thereof applicable to the taxable period during which any payment is made pursuant to this subsection; SECOND, to pay all of the Obligations and all interest then due and accrued thereon, which shall include interest through the date of ratification of the auditor's account; THIRD, to pay the amount of any liens of record inferior to this Deed of Trust, together with lawful interest, and lawful claims of third parties against the proceeds of any sale; and LASTLY, to pay the surplus, if any, to Grantor or any person or entity entitled thereto unless otherwise required by law or directed by a court of competent jurisdiction. In the event that the proceeds of any such sale or sales, together with all other monies at the time held by Trustee under this Deed of Trust, are insufficient to pay the foregoing costs and expenses, Beneficiary may, at its sole option, advance such sums as Beneficiary in its sole and absolute discretion shall determine for the purpose of paying all or any part of such costs and expenses, and all such sums so advanced shall be (A) a lien against the Trust Estate, (B) added to the amount due under the Note and secured by this Deed of Trust, and (C) payable on demand with interest at the rate of interest applicable to the principal balance of the Note, from and including the date each such advance is made. In any event, Grantor shall be liable to Beneficiary for any deficiency if the proceeds of any such sale or sales are insufficient to pay, in full, all amounts to be distributed pursuant to the FIRST clause above. Grantor shall pay to Trustee a commission in the amount of two and one half percent (2.5%) of the then-outstanding debt secured hereby if the Trust Estate is advertised for sale under the provisions of this Deed of Trust and is not sold, and the Grantor shall also pay or reimburse Trustee for all of Trustee's expenses and disbursements hereunder regardless of whether the Trust Estate is sold (the "Trustee's Commission").

             65. CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALING OF ASSETS.

             (a) Trustor acknowledges that Beneficiary has made the Loan to Trustor upon the security of its collective interest in the Trust Property and in various other "Trust Properties" described in the three other Deeds of Trust (collectively the "Deeds of Trust" and all of the Trust Property described in the Deeds of Trust is hereinafter the "Properties") simultaneously delivered by Trustor to or for the benefit of Beneficiary and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of such Properties taken separately. Trustor agrees that the Deeds of Trust are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Deeds of Trust shall constitute an Event of Default under each of the other Deeds of Trust which together secure the Note; (ii) an Event of Default under the Note shall constitute an Event of Default under each Deed of Trust; and (iii) each Deed of Trust shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

             (b) To the fullest extent permitted by law, Trustor, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Trustor, Trustor's partners and others with interests in Trustor, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Deeds of Trust, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the Loan Documents to a sale of the Properties for the collection of the Indebtedness without any prior or different resort for collection or of the right of Beneficiary to the payment of the Indebtedness out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Trustor, for itself and its successors and assigns, waives (to the extent permitted by law) in the event of foreclosure of any or all of the Deeds of Trust, any equitable right otherwise available to Trustor which would require the separate sale of the Properties or require Beneficiary to exhaust its remedies against any individual Property or any combination of the Properties before proceeding against any other individual Property or combination of Properties; and further in the event of such foreclosure Trustor does hereby expressly consent to and authorize, at the option of the Beneficiary, the foreclosure and sale either separately or together of any combination of the Properties.

             IN WITNESS WHEREOF, Trustor has executed this instrument the day and year first above written.

                          TRUSTOR:

                               FPR HOLDINGS LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                               By:  FPR-GP HOLDINGS. Inc.,
                                    a Delaware corporation,
                                    General Partner

                                    By: /s/ DOUGLAS J. DONATELLI
                                        ----------------------------------------
                                        Name:  Douglas J. Donatelli
                                        Title: President

                                 ACKNOWLEDGMENT


STATE OF NEW YORK         )
                          )    TO WIT:
COUNTY OF NEW YORK        )


         I, Frank S. Caiazzo, a Notary Public in and for the State and County aforesaid, do hereby certify that Douglas J. Donatelli, the President of FPR-GP HOLDINGS, INC., a Delaware corporation, the general partner of FPR HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership, being authorized to do so, has executed the foregoing and annexed document on behalf of the limited partnership as the act and deed of said general partnership for the purposes therein contained by signing the name of said corporation as the authorized general partner thereof.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this 22nd day of December, 1997.

                                        /s/ FRANK S. CAIAZZO
                                -------------------------------------
                                           Notary Public

                                          Frank S. Caiazzo
                                 Notary Public, State of New York
                                          No. 43-4777178
                                    Qualified in Richmond County
                                 Certificate filed New York County
                                Commission Expires March 30, 1998

                                    EXHIBIT A


All that certain lot or parcel of land situate and lying in Howard County, Maryland, and more particularly described as follows:

Parcel M-1 as shown on plat entitled "Revision Plat Meadowridge Business Park, Parcels K-1 and M-1; A Resubdivision of Parcels K, M and O Meadowridge Business Park Sheet 4 of 7 record plat 9044" which Plat is recorded among the Land Records of Howard County as Plat No. 9179.

Tax ID. No.: 01-233645

                             ATTORNEY'S CERTIFICATE

         I HEREBY CERTIFY that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

/s/ RICHARD W. KLEIN, JR.
-------------------------------------
Name: Richard W. Klein, Jr.